Exhibit 99.1

November 3, 2022

The Music Acquisition Corporation to Hold Virtual Special Meeting of Stockholders to Obtain Stockholder Approval to Liquidate Trust Account Before Year-End

NEW YORK, NY--(BUSINESS WIRE) – The Music Acquisition Corporation (“TMAC” or “the Company”) will be holding a virtual Special Meeting of Stockholders on Wednesday, November 30, 2022 at 10:00 a.m. eastern time. The record date for the meeting is 5:00 p.m., New York Time, on October 31, 2022. At this special meeting, holders will be asked to vote on proposals related to an amendment (the “Charter Amendment Proposal”) to TMAC’s amended and restated certificate of incorporation (the “Charter”) and an amendment to the investment management trust agreement, dated February 2, 2021, by and between the Company and Continental Stock Transfer and Trust Company, as trustee (the “Trust Amendment Proposal”), which would, if implemented, allow TMAC to redeem all of its outstanding Class A common stock (the “Public Shares”) on or prior to December 30, 2022 in advance of the contractual termination date of February 5, 2023 and liquidate the trust account maintained for the benefit of the public stockholders.

Stockholders of record as of the record date will be able to listen and vote and submit questions pertaining to the proposals by logging in at https://www.cstproxy.com/musicacquisition/2022. Stockholders will need the 12-digit control number that is printed in the box marked by the arrow on the stockholder’s proxy card for the meeting to enter the virtual special meeting website. A technical support number will become available at the virtual meeting link 10 minutes prior to the scheduled meeting time.

For more information, please see the definitive proxy statement filed with the SEC on November 3, 2022.

Pursuant to TMAC’s Charter, a public stockholder may request that TMAC redeem all or a portion of such stockholder’s Public Shares for cash if the Charter Amendment Proposal is approved and the Charter is amended. Specific procedures regarding redemptions can be found in the definitive proxy statement. Holders of TMAC units (NYSE: TMAC.U) must elect to separate the underlying Public Shares (NYSE: TMAC) and public warrants prior to exercising redemption rights with respect to the Public Shares. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless at the amended termination date if the Charter Amendment Proposal is approved and the Charter is amended. Stockholders are encouraged to contact their brokerage firm or bank or TMAC’s transfer agent for additional information regarding redemption procedures.

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early redemption of the Company's public shares and related liquidation of the trust account. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the receipt of the requisite stockholder approval to effect this proposed transaction. These forward-looking statements speak only as of the date of the foregoing communication, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this communication.

Additional Information

Nothing in the foregoing communication shall constitute a solicitation to buy or an offer to sell any of the Company’s securities. The Company’s stockholders and other investors are urged to read the definitive proxy statement (which has been filed with the SEC) because it contains important information relating to the proposed transaction. Copies of the Company’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to: The Music Acquisition Corporation, 9000 W. Sunset Blvd #1500, Hollywood, CA 90069, email: info@musicacquisition.com, telephone: (747) 203-7219.

Participants in a Solicitation

The directors and executive officers of TMAC and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed transaction. Information regarding the directors and executive officers of TMAC is available in its definitive proxy statement, which was filed with the SEC on November 3, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy materials regarding the proposed transaction. Free copies of these documents may be obtained as described in the preceding paragraph.

About The Music Acquisition Corporation

The Music Acquisition Corporation is a blank check company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company focused its efforts on identifying a prospective target business either directly or indirectly connected with the music sector, with particular emphasis on businesses where its significant strategic and operational expertise and long-standing position within the music industry would be a value-additive proposition to potential target businesses, though it was permitted to pursue targets in any industry or geographic region.

Investor Relations Contact

Investor Relations

The Music Acquisition Corporation

9000 W. Sunset Blvd #1500, Hollywood, CA 90069

E-mail: info@musicacquisition.com

Telephone: (747) 203-7219